CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Fonix Corporation

As independent certified public accountants, we hereby consent to the use of our report dated March 28, 2003, with respect to the 2002 and 2001 consolidated financial statements of Fonix Corporation, in the Registration Statement on Form S-2 relating to the registration of 100,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

                                            /s/ Hansen, Barnett & Maxwell

                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 25, 2003